Exhibit 99.1

Unilife Corporation Announces Public Offering of Common Stock

YORK, Pa., Jan. 29, 2015 /PRNewswire/ — Unilife Corporation (“Unilife”) (NASDAQ: UNIS, ASX: UNS), a leading developer and supplier of injectable drug delivery systems, today announced it intends to offer and sell, subject to market conditions, shares of its common stock (which will be issued in the form of CHESS Depositary Interests to Australian investors) in an underwritten public offering in the United States and a private placement in Australia (together the “Offering”). Jefferies LLC and Piper Jaffray & Co. are acting as joint book-running managers for the proposed Offering. Unilife expects to grant the underwriters an option for a period of 30 days to purchase up to an additional 15% of the shares of common stock sold in the Offering. The Offering is subject to market conditions, and there can be no assurance as to whether or when the Offering may be completed, or as to the final size or terms (including price) of the Offering.

Unilife expects to use the net proceeds of the Offering for investments in Unilife’s plant, equipment, systems and personnel to further develop its manufacturing and operational capabilities to satisfy current and future customer orders and general corporate purposes, including working capital, acquisitions and other business opportunities.

The securities described above are being offered by Unilife pursuant to a registration statement previously filed with and declared effective by the Securities and Exchange Commission (the “SEC”). A preliminary prospectus supplement relating to the Offering will also be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. Copies of the preliminary prospectus supplement and accompanying base prospectus relating to the Offering, when available, may also be obtained by contacting Jefferies LLC, Attention: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd floor, New York, NY 10022 or by telephone at 877-547-6340 or by email at Prospectus_Department@Jefferies.com; or Piper Jaffray & Co. by mail at 800 Nicollet Mall, J12S03, Minneapolis, MN 55402, Attention: Prospectus Department, by telephone at (800) 747-3924 or by e-mail at prospectus@pjc.com.

Upon issue, the shares of common stock issued pursuant to the Offering will rank pari passu with the shares of common stock currently on issue. The Offering is not being made to a class of Unilife’s security holders, will not exceed the limit under ASX Listing Rule 7.1 and will not require stockholder approval.

This press release does not constitute an offer to sell or a solicitation of an offer to buy the securities described herein, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Unilife Corporation

Unilife Corporation (NASDAQ: UNIS / ASX: UNS) is a leading developer and supplier of injectable drug delivery systems. Unilife’s portfolio of innovative, differentiated products includes prefilled syringes with automatic needle retraction, drug reconstitution delivery systems, auto-injectors, wearable injectors, ocular delivery systems and novel systems. Products within each platform are customizable to address specific customer, drug and patient requirements. Unilife’s global headquarters and manufacturing facilities are located in York, PA. For more information, visit www.unilife.com or download the Unilife IRapp on your iPhone, iPad or Android device.

Unilife Corporation

250 Cross Farm Lane, York PA 17406    T + 1 717 384 3400    F + 717 384 3401    E info@unilife.com    W www.unilife.com

General: UNIS-G

Forward-Looking Statements

This press release contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements, including statements regarding the Company’s expectations with respect to its proposed Offering and the anticipated use of proceeds therefrom. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, market conditions and the satisfaction of customary closing conditions related to the proposed Offering, as well as those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the SEC.

Investor / PR Contacts (US):	Analyst Enquiries	Investor Contacts (Australia)

Todd Fromer / Garth Russell	Lynn Piper	Jeff Carter
KCSA Strategic Communications	Westwicke Partners	Unilife Corporation
P: + 1 212-682-6300	P: + 1 415-513-1281	P: + 61 2 8346 6500

Unilife Corporation

250 Cross Farm Lane, York PA 17406    T + 1 717 384 3400    F + 717 384 3401    E info@unilife.com    W www.unilife.com